Exhibit 15.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Cheetah Mobile Inc. on Form S-8 (FILE NO. 333-199577) of our report dated April 18, 2023, with respect to our audit of the consolidated financial statements of Cheetah Mobile Inc. as of December 31, 2022 and for the year ended December 31, 2022 appearing in the Annual Report on Form 20-F of Cheetah Mobile Inc. for the year ended December 31, 2022.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, China

April 18, 2023